Datapoint Corporation
8410 Datapoint Drive
San Antonio, Texas  78229-8500

     Re: Distribution of up to 2,000,000 additional shares of Common Stock of Datapoint Corporation pursuant to the 1996 Employee Stock Option Plan

Gentlemen:

         We have acted as legal counsel for Datapoint Corporation, a Delaware corporation ("Company"), in connection with the offer to certain selected employees of the Company and its subsidiaries of a total of up to 2,000,000 additional shares (the "Shares") of the Company's common stock, $.01 par value per share ("Common Stock"), issuable pursuant to the Company's 1997 Employee Stock Option Plan ("Plan"), which were made available for distribution by the shareholder's approval of the Plan on December 16, 1996.

         We have made such inquiries and examined such documents as we have considered necessary or appropriate for the purposes of giving the opinion hereinafter set forth, including the examination of executed or conformed counterparts, or copies certified or otherwise proved to our satisfaction of the following:

     (i) the Certificate of Incorporation of the Company as filed with the Secretary of State of Delaware on September 20, 1976, as amended;

    (ii)  the Bylaws of the Company as of the date of this opinion;

   (iii) the Company's Registration Statement on Form S-8 covering the Shares ("Registration Statement");

    (iv)  the Plan; and

     (v) such other documents, corporate records, certificates and other instruments as we have deemed necessary or appropriate for the purpose of this opinion.

         We have assumed the genuineness and authenticity of all signatures on all original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies and the due authorization, execution, delivery or recordation of all documents where due authorization, execution or recordation are prerequisites to the effectiveness thereof.

         Based  upon  the   foregoing,   and   having   regard  for  such  legal
considerations as we deem relevant, we are of the opinion that:

         The Shares of Common Stock covered by the Registration Statement have been duly authorized and when issued and sold in accordance with the Plan, will be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.


                                               Very truly yours,


                                               /s/ Butler & Binion, L.L.P.
                                               BUTLER & BINION, L.L.P.
Houston, Texas
May 21, 1998